UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

TOWERSTREAM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

88 Silva Lane, Tech 4, Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

On May 26, 2017, Towerstream Corporation (the Company”) entered into an exchange agreement (the “Exchange Agreement”) with the holder of all of the Company’s outstanding shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and Series F Convertible Preferred Stock (the “Series F Preferred Stock”) under which 1,233 shares of Series D Preferred Stock were exchanged for 938 newly authorized shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) and 643 shares of Series F Preferred Stock were exchanged for 938 shares of newly authorized Series H Convertible Preferred Stock (the “Series H Preferred Stock”). The terms of the Exchange Agreement, Series G Preferred Stock and Series H Preferred Stock were determined by arms-length negotiation between the parties. No commission or other payment was received by the Company in connection with the Exchange Agreement. Such exchange was conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and Series G Preferred Stock and Series H Preferred Stock issuable pursuant to the Exchange Agreement and the shares of common stock issuable upon conversion of the Series G Preferred Stock and Series H Preferred Stock will be issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act. At the closing of the Exchange Agreement, the holder’s rights to approve certain issuances by the Company will terminate.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2017 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (the “Series G Certificate of Designations”), designating 938 shares of Series G Preferred Stock. Shares of Series G Preferred Stock are convertible into common stock based on a conversion calculation per share equal to the quotient of the stated value of such Series G Preferred Stock, plus all accrued and unpaid dividends, if any, divided by the conversion price. The stated value of each share of Series G Preferred Stock is equal to $1,000 and the initial conversion price is equal to $0.10 per share. So long as the common stock is not listed on a national exchange in the event the Company issues securities at a price per share of common stock less than the then conversion price of the Series G Preferred Stock the conversion price of the outstanding shares of Series G Preferred Stock shall be reduced to such lower price.

In the event of a Liquidation Event, each share of Series G Preferred Stock will be entitled to a per share preferential payment equal to 100% of the stated value of such Series G Preferred Stock, plus all accrued and unpaid dividends, if any. All subsequent issuances and junior preferred issuances of our capital stock will be junior in rank to Series G Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. The holders of Series G Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series G Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock. In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series G Preferred Stock then held.

We are prohibited from effecting a conversion of the Series G Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series G Preferred Stock, which beneficial ownership limitation may be decreased by the holder at its option. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series G Preferred Stock, but not in excess of the beneficial ownership limitations. The foregoing description of the Series G Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Series G Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Series H Preferred Stock

On May 26, 2017 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (the “Series H Certificate of Designations”), designating 938 shares of Series H Preferred Stock. Shares of Series H Preferred Stock are convertible into common stock based on a conversion calculation per share equal to the quotient of the stated value of such Series H Preferred Stock, plus all accrued and unpaid dividends, if any, divided by the conversion price. The stated value of each share of Series H Preferred Stock is equal to $1,000 and the initial conversion price is equal to $0.125 per share. So long as the common stock is not listed on a national exchange in the event the Company issues securities at a price per share of common stock less than the then conversion price of the Series H Preferred Stock the conversion price of the outstanding shares of Series H Preferred Stock shall be reduced to such lower price.

In the event of a Liquidation Event, each share of Series H Preferred Stock will be entitled to a per share preferential payment equal to 100% of the stated value of such Series H Preferred Stock, plus all accrued and unpaid dividends, if any. All subsequent issuances and junior preferred issuances of our capital stock will be junior in rank to Series H Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. The holders of Series H Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series H Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock. In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series H Preferred Stock then held.

We are prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock, which beneficial ownership limitation may be decreased by the holder at its option. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series H Preferred Stock, but not in excess of the beneficial ownership limitations. The foregoing description of the Series H Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Series H Certificate of Designations, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series G Convertible Preferred Stock
3.2	Certificate of Designations of Preferences, Rights and Limitations of Series H Convertible Preferred Stock
10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: May 26, 2017	By:	/s/ Laura W. Thomas
Laura W. Thomas
Chief Financial Officer